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                                 Exhibit 23.3
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated February 23, 1996 (except for the sixth paragraph of Note 13, as to which the date is March 11, 1996), accompanying the consolidated financial statements incorporated by reference in the Annual Report of ITLA Capital Corporation on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of ITLA Capital Corporation on Form S-8 (effective June 9, 1997).


                             /s/Grant Thornton LLP
                             ---------------------
                               Grant Thornton LLP



Los Angeles, California
June 9, 1997